Tidal Trust III 485BPOS

Exhibit 99(p)(xx)

EXHIBIT B – CODE OF ETHICS

MEASURED RISK PORTFOLIOS, INC.
CODE OF ETHICS
DATED: August 2020

This Code of Ethics (the “Code”) applies to all Access Persons, as defined in Section 1(a) below, of Measured Risk Portfolios, Inc. (“MRP” or the “Firm”). This Code supersedes all previous versions of the Firm’s Code.

1.	Definitions

(a)	“Access Persons” means all employees, directors, officers, partners or members of the Firm who (i) have access to nonpublic information regarding Advisory Clients’ purchases or sales of securities, (ii) are involved in making securities recommendations to Advisory Clients, (iii) have access to nonpublic recommendations or the portfolio holdings of an affiliate or (iv) all of the Company’s investment management personnel. Operations and client service personnel who regularly communicate with Advisory Clients also may be deemed to be Access Persons.

(b)	“Beneficial Ownership” means any interest in a security for which an Access Person can directly or indirectly receive a monetary benefit, which may include the right to buy or sell a security, to direct the purchase or sale of a security, or to vote or direct the voting of a security (see Appendix 1 of this section for Examples of Beneficial Ownership). NOTE: This broad definition of “beneficial ownership” does not necessarily apply for purposes of other securities laws or for purposes of estate or income tax reporting or liability. An employee may declare that the reporting or recording of any securities transaction should not be construed as an admission that he or she has any direct or indirect beneficial ownership in the security for other purposes.

(c)	“Exchange Traded Funds” (“ETFs”) are shares of ownership in either funds, unit investment trusts or depository receipts that hold portfolios of common stocks that closely track the performance and dividend yield of specific indices.

(d)	“Exempt Transactions” means any transaction exempt from the pre-clearance, holding and/or reporting requirements under the Code. Such transactions are still subject to the Code of Ethics, and may still be reviewed by the Chief Compliance Officer or designee.

(e)	“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Bank Secrecy Act of 1970, as it applies to fund and investment advisers, Title V of the Gramm-Leach- Bliley Act of 1999, the Sarbanes-Oxley Act of 2002, any rules adopted by the SEC under any of these statutes and any rules adopted there under by the SEC, Department of Labor or the Department of Treasury.

(f)	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(g)	“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) (15 U.S.C. 77d(2) or 77(d)(6)) or pursuant to 230.504, 230.505, or 230.506 of this chapter.

EXHIBIT B

(h)	“Personal Account” means every account for which an Access Person may directly or indirectly influence or control the investment decisions of the account and otherwise be deemed to have Beneficial Ownership. This typically includes, but may not be limited to, accounts of (a) any Access Person, (b) the spouse of such Access Person, (c) any children living in the same household of such Access Person, and/or (d) any other person residing in the same household of such Access Person, if such Access person has a beneficial interest in such account(s). Each of the above accounts is considered a personal account of the Access Person.

(i)	“Prohibited Transactions” means a personal securities transaction prohibited by this Code.

(j)	“Purchase or sale of a security” means the buying or selling of any stock and includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a security that is exchangeable for or convertible into a security.

(k)	“Reportable Fund” means (i) any fund for which the Firm serves as an investment adviser as defined in section 2(a)(2) of the Investment Company Act of 1940; or (ii) any fund whose investment adviser or principal underwriter controls the Firm, is controlled by the Firm, or is under common control with the Firm. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act.

(l)	“Restricted Securities” means Covered Securities that have been identified by the Chief Compliance Officer as securities that are under consideration for either purchase or sale in client portfolios or being actively traded in client portfolios.

(m)	“Secondary Offering” means an offering of securities of a publicly traded company that prior to the offering were not registered under the Securities Act of 1933, as amended.

(n)	“Securities” or “Covered Securities” means securities that are covered by the Code. Such covered securities include, but are not necessarily limited to:
●	Equity securities including common and preferred stock, which do not fall within the Exempted Transactions listed in section 4(b)(1) below
●	Restricted Securities
●	Reportable Funds
●	Corporate and Municipal bonds
●	Exchange Trade Funds
●	Investments convertible into, or exchangeable for, stock or debt securities
●	Any derivative instrument relating to any of the above securities, including options, warrants and futures
●	Any initial placement offerings (“IPOs”) or interests in a Limited Offering (such as a private placement investment) in any of the foregoing

2.	Fiduciary Obligations and Ethical Principles

The Firm and its Access Persons have an ongoing fiduciary responsibility to the Firm’s clients and must ensure that the needs of the clients always come first. The Firm holds its Access Persons to a very high standard of integrity and business practices. In serving its clients, the Firm and its Access Persons must at all times deal with clients in an honest and ethical manner and comply with all the Federal Securities Laws.

EXHIBIT B

While affirming its confidence in the integrity and good faith of its Access Persons, the Firm understands that the knowledge of present or future client portfolio transactions and the power to influence client portfolio transactions, if held by such individuals, places them in a position where their personal interests might become conflicted with the interests of the Firm’s clients. Such conflicts of interest could arise, for example, if securities are bought or sold for personal accounts in a manner that either competes with the purchase or sale of securities for clients or results in an advantageous position for the personal accounts.

Because the Firm is a fiduciary to its clients, Access Persons must avoid actual and potential conflicts of interest with the Firm’s clients. Therefore, in view of the foregoing and in accordance with the provisions of Rule 204a-1 under the Investment Advisers Act and Rule 17j-1 under the Investment Company Act of 1940, the Firm has adopted this Code to outline and prohibit certain types of activities that are deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to outline reporting requirements and enforcement procedures.

In addition, Access Persons must adhere to the following general principles as well as to the Code’s specific provisions:

(a)	At all times, the interests of the Firm’s clients must come first;
(b)	Personal securities transactions must be conducted consistent with the Code in a manner that avoids any actual or potential conflict of interest; and
(c)	No inappropriate advantage should ever be taken that is contrary to the Firm’s responsibilities and duties to its clients.

3.	Unlawful Actions

It is unlawful for any Access Person:

(a)	To employ any device, scheme or artifice to defraud a client;
(b)	To make any untrue statement of a material fact to any of the Firm’s clients or omit to state a material fact necessary in order to make the statements made to a client, in light of the circumstances under which they are made, not misleading;
(c)	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a client;
(d)	To engage in any manipulative practice with respect to a client.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Access Persons from liability for personal trading or other conduct that violates a fiduciary duty to Firm clients.

Under this Code, in regard to any of his Personal Accounts, the CCO will obtain all preapprovals from, and submit required reporting to, the Chief Investment Officer of the Firm.

4.	Procedures regarding trading by Access Persons in Personal Accounts

(a)	Pre-clearance Approval:

●	No Access Person may purchase or sell any Covered Securities, with the exception of the exempted transactions listed in section 4(b) below, without written pre-approval (via paper or email) by the Chief Compliance Officer (“CCO”) or designee. All preapproved trades must be completed by the close of business on the trading day after written approval is received. The CCO shall be responsible for documenting written preapproval trades of the Firm.

EXHIBIT B

(b)	Exempt Transactions:

●	No Access Person shall be required to pre-clear or report the following transactions:
○	A purchase or sale of shares of an open-end mutual fund (except ETFs and mutual funds advised or sub-advised by the Firm, which need to be reported but not pre-cleared)
○	U.S. treasury bonds, treasury notes, treasury bills, U.S. Savings Bonds, and other instruments issued by the U.S. government or its agencies or instrumentalities
○	Debt instruments issued by a banking institution, such as bankers’ acceptances and bank certificates of deposit (not including corporate or high yield bonds)
○	Commercial paper
○	Repurchase agreements

●	No Access Person shall be required to pre-clear the following transactions; (please note that these transactions are required to be reported):
○	A purchase or sale of not more than 1,000 shares or $20,000 per week of the common stock of any security (other than a Restricted Security) with a market capitalization of more than $500 million dollars.
○	A purchase or sale of any put, call, or option entered into on a national securities exchange, if the value of such purchase together with the notional value of all such purchases or sales with respect to a given security does not exceed $1,500,000; or a total of 75 option contracts in a 24-hour timeframe.

(c)	Blackout Period for Options: No Access Person may purchase or sell options contracts on a given security in a Personal Account on the same trading day as when any client transacts in options contracts for such security and the option contracts would have the same strike price and/or same expiration date.

(d)	Market Timing Prohibited: No Access Person shall engage in aggressive trading or market timing activities in any Reportable Fund. For the purposes of the Code, “market timing” shall be defined as a purchase and redemption, regardless of size, of the same Reportable Fund within a 30 day period. Exceptions may be made by the CCO, if a hardship is shown. Under this circumstance, the Access Person must obtain approval from the CCO in advance of the sale of the Reportable Fund and provide a written detailed explanation of the hardship.

(e)	Misuse of Non-Public Information: No Access Person shall divulge or act upon any material, non-public information as such activity is defined and as further detailed in Appendix 2, MRP’s Insider Trading Policies and Procedures, which are incorporated herein. Upon initial execution of this Code and annually thereafter, all Access Persons are required to read the Insider Trading Policies and Procedures, sign and date the acknowledgment of receipt and understanding form contained at the end of the section and send the executed form to the CCO within 15 days of receipt. See Appendix 3 for the MRP’s Insider Trading Acknowledgement Form.

5.	Conflicts of Interest Issues

(a)	Pay to Play and Political Contribution Limitations: In accordance with Section IV.F. of this Manual, MRP has adopted the following policies and procedures to avoid potential conflicts that may exist as a result of making campaign contributions and related payments to elected officials in order to influence the awarding of an advisory contract.

The Firm, any solicitor on behalf of the Firm, or any Firm employee that is considered a “Covered Associate” (as defined below) may not make, without first obtaining prior written approval from the CCO, a Political Contribution (as defined below) to any one candidate or official, per election that in the aggregate would exceed $150.00 if the Covered Associate could not vote for the candidate or official, or $350.00 if the Covered Associate could vote for the candidate or official. All Firm employees and solicitors must report each political contribution to the CCO using Appendix 4, MRP’s Political Contributions Reporting Form, within 10 days after the contribution has been made.

EXHIBIT B

In addition, new employees, any promoted employees and any new solicitors that fall within the definition of Covered Associate will be required to report all political contributions they made within the last six months from date of hire, promotion, or engagement, or within the last two years, if their employment or promotion requires the Covered Associate to solicit clients on behalf of the Firm. These reports must include the name of the employee or solicitor, the name of the office holder or candidate that received the contribution, the office the recipient is running for, the amount of the contribution, when the contribution was made, whether or not the contributing employee is eligible to vote for the recipient and whether or not the official or candidate has an existing or potential relationship with the Firm and/or the contributing employee.

Covered Associate of the Firm means:

○	Any general partner, managing member or executive officer, or other individual with a similar status or function;
○	Any employee or independent contractor who solicits a government entity for the Firm and any person who supervises, directly or indirectly, such employee or independent contractor;
○	Any political action committee controlled by the Firm or by any person described in paragraphs (i) and (ii) above.

Political Contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for:

●	The purpose of influencing any election for federal, state or local office;
●	Payment of debt incurred in connection with any such election;
●	Transition or inaugural expenses of the successful candidate for state or local office.

In accordance with this Rule 204-2, the CCO will maintain the following records on behalf of MRP:

●	a list of all Covered Associates (as defined in Rule 206(4)-5);
●	a list of all government entities that the Firm has provided investment advisory services, or which are or were investors in any covered investment pool to which the Firm provides or has provided investment advisory services, as applicable, in the past five years, but not prior to September 13, 2010;
●	all direct or indirect contributions made by the Firm or any of its Covered Associates to an official of a government entity, or direct or indirect payments to a political party of a State or political subdivision thereof, or to a political action committee; and
●	the name and business address of each regulated person to whom the Firm provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf, in accordance with §275.206(4)–5(a)(2).

Records relating to contributions and payments will be listed in chronological order and include all information outlined in Rule 204-2 of the Advisers Act.

EXHIBIT B

(b)	Charitable Donations: In order to avoid any potential or real conflicts of interests with clients, the Firm and its Access Persons are prohibited from making any type of charitable donation either directly or indirectly, to any non-affiliated charitable organization:

●	That is a client or potential client of the Firm
●	Where a donation has been requested by a client, potential client or consultant
●	Where it could have the appearance of “pay to play” activity

(c)	Gifts: No Access Person shall accept or give any gift or other item (for the purpose of this Code “gifts” include but are not limited to cash, merchandise, prizes, travel expenses, entertainment tickets) of more than $500 in value from any person or entity that does business with or on behalf of the Firm. All gifts given and received must be reported to the CCO or designee at the time the gift was given and/or received. Meals, entertainment and travel in the presence of the person or entity that does or seeks to do business with the Firm (“Business Entertainment”) are permitted outside the $500 limit, but business entertainment over $1,000 must be pre-cleared and approved by the CCO or designee prior to the event. Notwithstanding the $1,000 limit, business entertainment for ERISA clients is limited to a maximum of $250, per ERISA rules. Gifts and business entertainment in excess of $250 must be reported to the Firm. See MRP’s Policies and Procedures Manual for additional information and Appendix 5-6 for MRP’s Gift Pre- clearance Form and Quarterly Gift Reporting Form.

(d)	Service on Boards: No Access Person shall serve on the board of directors of a company, institution, endowment, charity, or any other organization without prior written authorization by the CCO or designee. If board service is authorized, such Access Person shall at all times ensure that they have no role in making any type of investment decisions with respect to the company, unless otherwise approved by the CCO or designee. To receive pre-clearance authorization for board service, please complete the MRP’s Outside Business Activities Form found at Appendix 7.

(e)	Outside Business Activities: While associated with the Firm, no Access Person will accept outside employment or receive outside compensation without MRP’s approval. This may be accomplished by completing the MRP’s Outside Business Activities Form found at Appendix 7 and obtaining written approval by the CCO or designee. Please note: this procedure must be followed even if the outside activity is performed without receiving compensation.

6.	Reporting and Compliance Procedures

(a)	Brokerage Statements: All Access Persons must complete the Outside Brokerage Account Form at Appendix 8 and otherwise provide all necessary information to the CCO in order for MRP to direct such broker(s) to send the Firm as necessary a copy of the Access Person’s trade confirmation and quarterly account statements for each Personal Brokerage Account(s) in which the Access Person has a beneficial interest.

(b)	Submission of Personal Securities Transaction Pre-Clearance Forms: As specified in section 4.(a)(i) above, prior to transacting in non-exempt personal securities transactions, Access Persons must submit MRP’s Personal Securities Transaction Pre-Clearance Reporting Form found at Appendix 9. Additionally, in accordance with the Investment Adviser Code of Ethics Rule, all MRP investment personnel must pre-clear any initial public offering (“IPO”) or limited offering (such as a private placement investment) prior to purchase by using this Form.

(c)	Submission of Quarterly Personal Securities Transaction Reports: In order for the Firm to monitor compliance with the Code and to comply with Rule 204A-1 of the Investment Advisers Act of 1940, every Access Person is required to report to the CCO or designee the information described below, or in the alternative, cause the Firm to receive or be provided with monthly and/or quarterly brokerage account statements that contain the following information:

EXHIBIT B

(i)	The date of the transaction (either trade date or settlement date), the name of the Security, the symbol, the number of shares, the maturity date and/or the interest rate, if applicable, and the principal amount of each Security involved;
(ii)	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);
(iii)	The price of the Security at which the transaction was effected;
(iv)	The name of the broker, dealer or bank with or through whom the transaction was effected; and
(v)	The name and account number of the Personal Account.

For transactions in personal brokerage accounts for which the Firm has not timely received5 a duplicate statement, the Access person is required to complete and submit MRP’s Quarterly Personal Securities Transaction Report found at Appendix 10 within 30 days following quarter-end.

(d)	Initial and Annual Holdings Reports: No later than 10 days after becoming an Access Person, and annually thereafter, each Access Person must submit to the CCO or designee a report of his or her personal securities holdings in MRP’s Initial/Annual Holdings Report found at Appendix 11. In addition, all owners/board members of MRP[6] must complete the Annual Holdings Reports for MRP no less than annually (and typically, within 10 days of the calendar year-end). The report must include the following information, which must be as of a date no more than 45 days prior to the date the report was submitted:

(i)	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership;
(ii)	The name of the broker, dealer or bank with which the Access Person maintains an account in which the securities are held; and
(iii)	The date the Access Person submits the report.

7.	Administration of the Code

a.	The CCO or designee will review all reports and other information submitted under this Code. This review will include, but not be limited to:

●	an assessment of whether the Access Person followed the required procedures;
●	an assessment of whether the Access Person has traded in the same securities as the Firm’s clients and if so, determining whether the client terms for the transactions were more favorable;

5 In the August 31, 2004 adoption of rule 204A-1 [17 CFR 275.204A-1] under the Investment Advisers Act of 1940 [15 U.S.C. 80b] and amended rule 17j-1 [17 CFR 270.17j-1] under the Investment Company Act of 1940 [15 U.S.C. 80a], the SEC clarified in the Investment Advisers Codes of Ethics release that such information must be received by the Adviser within 30 days following quarter-end.

6 The owners/board members are required to complete said reports because as the Firm’s owners/board members, in their capacity, they may become privy to the investments and strategies employed by MRP through periodic committee meetings. Should an owner/employee become involved with or gain access to the day-to-day investment management of MRP, such owner/board member shall be immediately deemed an Access Person and must comply with the provisions of the Code in its entirety.

EXHIBIT B

●	an assessment of any trading patterns that may indicate abuse, including market timing; and
●	performing any other assessment that may be necessary to determine whether there have been any violations of the Code.

All reviews will be documented by the CCO and kept in accordance with record keeping requirements under Section 10 of this Code.

a.	Access Persons are required to immediately report any potential violation or violation of this Code of which he or she becomes aware to the CCO. No Access Person will be sanctioned for reporting a potential violation or violation.

b.	Each Access Person shall receive a copy of the Code annually and anytime the Code is amended. Upon receipt, each Access Person is required to read and acknowledge his or her understanding of the requirements of the Code through the submission of MRP’s Code of Ethics Acknowledgment Form found at Appendix 12 to the CCO, which in addition provides that the Access Person agrees to abide by the Code. This Acknowledgment Form must be submitted no later than 30 days from the date of receipt of the Code, including any amendments thereto.

8.	Violations of the Code

The CCO or designee will assess whether any violation has occurred. If it is determined that a violation has occurred, the CCO may impose such sanctions as he deems appropriate, including, but not limited to suspension of personal trading privileges for a period, disgorging of profits made by the violator, fines and/or dismissal from the Firm.

While facts and circumstances will greatly influence those actions and steps taken by MRP, generally, the CCO will administer the appropriate disciplinary action against the Associated Persons who committed the violation, using the general guidelines outlined below:

●	A verbal warning and mandatory training on those policies and procedures that were violated (for a first minor violation).
●	A written warning and mandatory training on those policies and procedures that were violated (for a first time instance of misconduct or a second minor violation).
●	A final written warning, a minimum fine of $100 and mandatory training on those policies and procedures that were violated (for a second instance of misconduct or a third minor violation).
●	Dismissal (for gross misconduct, repeated instances of misconduct or more than five minor violations).

The CCO has discretion to waive any of the above guidelines or take additional action depending on the facts and circumstances of the violation.

The following are examples of some of the violations that, if found to have occurred, will be deemed to be instances of misconduct unless there are exceptional mitigating circumstances:

●	Failure to report new brokerage accounts within 10 days;
●	Entering into personal security transactions which are either unauthorized or without the appropriate pre-authorization; and
●	Failing to timely file personal trading quarterly reports.

EXHIBIT B

The CCO will document all disciplinary actions taken against any Associated Person(s) and a copy of such documentation will be maintained in the Associated Person’s personnel file. The documentation will include the nature of the cause for the disciplinary action, the specific fines or penalties imposed, the response of the Associated Person disciplined, and any and all corrective actions taken by MRP. In addition, MRP encourages all Associated Persons to immediately notify the CCO whenever he/she believes there may have been a violation of the Firm’s Code.

9.	Exceptions

The CCO may grant written exceptions to the provisions of the Code based on equitable considerations (e.g., rapid markets, hardship, satisfaction of a court order, etc.). The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions, and may apply to past as well as future transactions, provided that no exception will be granted where the exceptions would result in a violation of Rule 204A-1 of the Advisers Act or any other Federal Securities Law.

10.	Recordkeeping Requirements

The CCO or designee will be responsible for maintaining the following records pertaining to the Code for a minimum of five years from the end of the fiscal year in which the information was obtained and/or in effect, the first two years onsite in an accessible place, with the exception of 10(a) below, which will be kept for five years after the individual ceases to be deemed an Access Person:

●	A list of all of the Firm’s Access Persons, which will include every person who was deemed an Access Person at any time within the past five years, even if they are no longer deemed as such;
●	Copies of the Code and all amendments thereto;
●	Copies of all the written acknowledgments required in section 7(c) above submitted by each Access Person;
●	A record of any violation of the Code and any action taken as a result of the violation;
●	Copies of each report submitted by an Access Person required in sections 6(b) and (c) above;
●	Copies of all brokerage statements submitted in accordance with section 6(a) above;
●	All pre-clearance decisions and the reasons supporting the decision; and
●	Copies of all written exceptions granted under section 9 above.

Any Access Person having questions relating to the Code should contact the CCO.

EXHIBIT B

APPENDIX 1 – EXAMPLES OF BENEFICIAL OWNERSHIP

MEASURED RISK PORTFOLIOS, INC.
EXAMPLES OF BENEFICIAL OWNERSHIP

●	Securities held by an Access Person for their own benefit, regardless of the form in which held;

●	Securities held by others for a Access Person’s benefit, such as securities held by custodians, brokers, relatives, executors or administrators;

●	Securities held by a pledge for an Access Person’s account;

●	Securities held by a trust in which an Access Person has an income or remainder interest, unless the Access Person’s only interest is to receive principal (a) if some other remainderman dies before distribution or (b) if some other person can direct by Will a distribution of trust property or income to the Access Person;

●	Securities held by an Access Person as trustee or co-trustee, where the Access Person or any member of their immediate family (i.e., spouse, children or their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as a blood relationship) has an income or remainder interest in the trust;

●	Securities held by a trust of which the Access Person is the settler, if the Access Person has the power to revoke the trust without obtaining the consent of all the beneficiaries;

●	Securities held by a general or limited partnership in which the Access Person is either the general partner of such partnership or a controlling partner of such entity (e.g., Access Person owns more than 25% of the partnership’s general or limited partnership interests);

●	Securities held by a personal holding company controlled by a Access Person alone or jointly with others;

●	Securities held in the name of minor children of a Access Person or in the name of any relative of a Access Person or of their spouse (including an adult child) who is presently sharing the Access Person’s home;

●	Securities held in the name of any person other than a Access Person and those listed above, if by reason of any contract, understanding, relationship, agreement, or other arrangement the Access Person obtains benefits equivalent to those of ownership; and

●	Securities held in the name of any person other than an Access Person, even though the Access Person does not obtain benefits equivalent to those of ownership (as described above), if the Access Person can vest or re-vest title in himself.

EXHIBIT B

APPENDIX 2 – INSIDER TRADING POLICIES AND PROCEDURES

MEASURED RISK PORTFOLIOS, Inc.

INSIDER TRADING POLICIES AND PROCEDURES

The Insider Trading and Securities Fraud Enforcement Act of 1988 (“1988 Act”) further extends the safeguards of the Securities Exchange Act of 1934 as it pertains to “insider trading.”

An “insider” is a person with access to material key information about a publicly traded company before it is announced to the public. Typically, the term refers to corporate officers, directors and key employees, but may be extended to include relatives and/or others in a position to capitalize on insider information. Additionally, persons may be characterized as “temporary” or “constructive” insiders if they have access to material non-public information for a legitimate purpose in the context of a transaction for a particular company. Examples include, but are not limited to accountants, attorneys and even printers who print financial information.

“Insider Information” describes material non-public information regarding corporate events that have not yet been made public. For example, the officers of a firm know in advance if the company is about to be acquired or if the latest earning report is going to differ significantly from information previously released. If information reasonably influences the purchase, sale or market value of a company’s securities and such information has not yet been publicized in a widely used medium, then it is considered insider information.

The Firm’s employees are prohibited from acting upon material non-public information. The 1988 Act authorizes civil penalties of up to three times the profit gained or lost for trades which were based on inside information. Criminal liability may result in a fine of up to $1,000,000 and/or imprisonment.

A.	POLICY

In working with clients, Access Persons may receive insider information. For instance, a client may be an officer or director of a firm that is undergoing material structural changes, or perhaps clients may be “temporary insiders” due to contact with corporate officers or directors. Access Persons are prohibited from using inside information when placing any trades of securities for clients. Furthermore, Access Persons may not transact any trades for their own accounts or for the benefit of any third-party clients based upon such information.

If an Access Person is unsure or suspects that he/she may have obtained or may be perceived to have obtained insider information, please notify the CCO.

B.	PROCEDURES

Any Access Person who becomes aware of information, which could be classified as material, non-public information, should immediately advise the CCO. In addition, if inside information is received the CCO will place that security on the Firm’s restricted list.

Be sure that insider information is not communicated (or tipped) in any way.

Also purchasing/selling a security personally, the Access Person must first check to be sure that it is not on the Firm’s restricted list.

EXHIBIT B

APPENDIX 3 – INSIDER TRADING ACKNOWLEDGEMENT FOR AND CERTIFICATE OF COMPLIANCE

MEASURED RISK PORTFOLIOS, INC.
INSIDER TRADING POLICIES AND PROCEDURES

ACKNOWLEDGEMENT FORM AND
CERTIFICATE OF COMPLIANCE

NAME (PLEASE PRINT)

1.	Measured Risk Portfolios, Inc.’s Insider Trading Policies and Procedures (“Insider Trading Policy”) updated as of the date of this Manual, has been provided to me for my review.

2.	I certify that I have read and understand the Insider Trading Policy and will comply with these policies and procedures during the course of my association with the Firm.

3.	I agree to promptly report to the CCO any violation, or possible violation, of the Insider Trading Policy of which I became aware.

4.	I understand that violation of the Insider Trading Policy will be grounds for disciplinary action up to and including dismissal and may also be a violation of federal and/or state securities laws.

SIGNATURE

DATE

EXHIBIT B

APPENDIX 4 – POLITICAL CONTRIBUTIONS PRE-APPROVAL & REPORTING FORM

MEASURED RISK PORTFOLIOS, INC.

POLITICAL CONTRIBUTIONS PRE-APPROVAL & REPORTING FORM

Section I: Contribution Information

Please complete the following:

Name of contributor*:

Name of recipient:

Amount of contribution:

Date contribution was made:

Does the recipient have an existing or potential business relationship with the Firm and/or the contributor? (Please check one) ☐  Yes  ☐  No

If yes, please describe the relationship:

Political office the recipient is running for:

Is the contributor eligible to vote for recipient? (Please check one)  ☐  Yes ☐  No

Section II: Certification of Contributor

By signing below, I certify to the following:

●	This contribution was not made to directly or indirectly to obtain any type of business or favors for myself or the Firm.
●	To the best of my knowledge, neither I nor the Firm will benefit directly or indirectly from this contribution.
●	The above information is true and correct.

Signature:	Date:

Name (Print):	Title:

*If the Firm is the contributor, please specify and include name and title of officer reporting on behalf of the firm.

For Compliance Use Only:

Permission from Compliance has been ☐ Granted ☐ Denied for this Employee/Associated Person to make such political contributions as outlined above.

Compliance Review by:	Date:

EXHIBIT B

APPENDIX 5 – GIFT PRE-CLEARANCE FORM

MEASURED RISK PORTFOLIOS, INC.	Date:
GIFT PRE-CLEARANCE FORM	Print Name:
Signature:

Name	Relationship With Person(s)	Description of Gift(s)	Estimated Value	Giving or Receiving	Reason for Gift

ACKNOWLEDGEMENT: By my signature above, I hereby certify that all information provided above is true and correct.

For Compliance Use Only:

Permission from Compliance has been ☐ Granted ☐ Denied for this Employee/Access Person to give/receive the gift(s) as outlined above.

Compliance Review by:	Date:

EXHIBIT B

APPENDIX 6 - QUARTERLY GIFT REPORTING FORM

MEASURED RISK PORTFOLIOS, INC.	Date:
QUARTERLY GIFT REPORTING FORM	Print Name:
Signature:

Name	Relationship With Person(s)	Description of Gift(s)	Estimated Value	Gave or Received	Reason for Gift

ACKNOWLEDGEMENT: By my signature above, I hereby certify that all information provided above is true and correct.

For Compliance Use Only:

Permission from Compliance has been ☐ Granted ☐ Denied for this Employee/Access Person to give/receive the gift(s) as outlined above.

Compliance Review by:	Date:

EXHIBIT B

APPENDIX 7 - OUTSIDE BUSINESS ACTIVITY APPROVAL FORM

MEASURED RISK PORTFOLIOS, INC.
OUTSIDE BUSINESS ACTIVITY APPROVAL FORM

Measured Risk Portfolios, Inc. (“MRP” or the “Firm”) requires its employees and Access Persons to obtain prior written permission to have any outside employment or to receive any outside business activity compensation other than through their affiliation with the Firm. MRP’s Code of Ethics also requires you to notify the CCO prior to accepting certain outside employment.

Instructions: Please check all that apply:

1.	I understand that I must provide written documentation to the Firm prior to accepting (a) any board position or assignment with a non-public entity (including any church, not-for-profit organization or college/university) where I am to serve in an investment-related position, (b) any type of board position regardless if investment related or not, and/or (c) any outside compensation while still employed or associated with the Firm.

2.	I do not have any outside employment nor do I receive any compensation other than through my employment at or association with the Firm.

3.	I have accepted a position or assignment with a non-public company for which I hold an investment related position:

(Name of Company)

(Title/Main Responsibilities)	(Start Date)

4.	I have accepted ☐ outside employment (including a board position or assignment) and/or
☐ I am receiving outside compensation while I am associated with the Firm:

(Name of Company)

(Title/Position)	(Start Date)

5.	I have not accepted, but request permission to accept outside employment and/or compensation in addition to my employment at the Firm:

(Name of Company)

(Title/Position)	(Start Date)

ACKNOWLEDGEMENT: I hereby certify that all information provided above is true and correct.

Signature:	Date:

Name (Print):	Title:

For Compliance Use Only:

Permission from Compliance has been ☐ Granted ☐ Denied for this Employee/Access Person to engage in the Outside Business Activity as outlined above.

Compliance Review by:	Date:

EXHIBIT B

APPENDIX 8 - OUTSIDE BROKERAGE ACCOUNTS REPORTING FORM

MEASURED RISK PORTFOLIOS, INC.

OUTSIDE BROKERAGE ACCOUNTS REPORTING FORM

Instructions: Please provide the following information for each securities account you hold at an institution outside of Measured Risk Portfolios, Inc. (“MRP” or the “Firm”). If you have no such accounts outside of the Firm, mark the appropriate box below, print your name and return the form as instructed. MRP will send a letter of authorization to each custodian permitting the account to be maintained and requesting that copies of duplicate statements be provided to the Firm. Any questions should be directed to the CCO. If you have more than three outside brokerage accounts to report, please use additional forms.

1. Please Check one:      ☐  Employee     ☐  Investment Advisory Representative              ☐ Temporary Personnel

Name	IAR ID Number	Telephone Number

2.      ☐ Add Account                   ☐ Remove Account                   ☐ Existing Account

Account Registration	Account Number

Name and Address of Financial Institution

Account Type (e.g., Custodial, Roth IRA)	Relationship to you

3.      ☐ Add Account                   ☐ Remove Account                   ☐ Existing Account

Account Registration	Account Number

Name and Address of Financial Institution

Account Type (e.g., Custodial, Roth IRA)	Relationship to you

4.      ☐ Add Account                   ☐ Remove Account                   ☐ Existing Account

Account Registration	Account Number

Name and Address of Financial Institution

Account Type (e.g., Custodial, Roth IRA)	Relationship to you

EXHIBIT B

APPENDIX 8 - OUTSIDE BROKERAGE ACCOUNTS REPORTING FORM

5.	Acknowledgement and Certification. I acknowledge that the above list represents all outside securities accounts in which I have direct or indirect beneficial interest as defined in MRP’s Code of Ethics. I hereby acknowledge that I have received a copy of the Firm’s Code of Ethics, and understand it is my responsibility to read and comply with its provisions.

☐ By marking this box, I have acknowledged and agreed to the statement above.

☐ I do not have any securities account held at an institution outside of the Firm.

☐ I do not have any brokerage accounts.

Signature:	Date:

Name (Print):	Title:

EXHIBIT B

APPENDIX 9 – PERSONAL SECURITIES TRANSACTION PRE-CLEARANCE FORM

MEASURED RISK PORTFOLIOS, INC.	Submitted By: (Print Name)
PERSONAL SECURITIES TRANSACTION	Signature:
PRE-CLEARANCE FORM	Date:

Account Name	Acct #	Full Security Name	Ticker Symbol/ CUSIP	Date of Transaction	Transaction Type: Buy/Sell Short/Long	No. of Shares	Broker-Dealer Used

ACKNOWLEDGEMENT: By my signature above, I hereby certify that all information provided above is true and correct.

For Compliance Use Only:

Permission from Compliance has been ☐ Granted ☐ Denied for this Employee/Access Person to perform those trades as outlined above.

Compliance Review by:	Date:

EXHIBIT B

APPENDIX 10 - QUARTERLY PERSONAL SECURITIES TRANSACTION REPORT

MEASURED RISK PORTFOLIOS, INC.	Submitted By:
QUARTERLY PERSONAL SECURITIES	Date:
TRANSACTION REPORT	No. of Trades to Report:

Account Name	Acct #	Full Security Name	Ticker Symbol/ CUSIP	Date of Transaction	Transaction Type: Buy/Sell Short/Long	No. of Shares	Broker-Dealer Used

ACKNOWLEDGEMENT: By my signature above, I hereby certify that all information provided above is true and correct.

For Compliance Use Only:

Compliance has ☐ Received ☐ Not Received a quarterly transaction report from Client other than as provided here.

Compliance Review by:	Date:

EXHIBIT B

APPENDIX 11 - INITIAL/ANNUAL HOLDINGS REPORT

MEASURED RISK PORTFOLIOS, INC.

INITIAL/ANNUAL HOLDINGS REPORT

Holdings Declaration

In compliance with SEC guidelines and recommendations, once annually, Measured Risk Portfolios, Inc. (“MRP” or the “Firm”) mandates each Access Person to complete this declaration of personal securities holdings within 30 days of receipt. The Access Person must declare: (1) all personal securities holdings owned by the Access Person as of the date of this declaration, including securities in accounts where the Access Person is listed as a joint owner, beneficiary or has control over the account (such as a trustee), and (2) securities owned by the Access Person’s immediate family members living in the same household.

As of the ____ day of _______________________ 20__, I, _______________________________, declare that the following is a complete list of the securities held by me, including all securities in accounts where I am a beneficiary and/or exercise control, and my immediate family members that live in my household as of the end of calendar year _______.

In lieu of listing each security, I am attaching a copy of each account statement, which lists the securities I am required to declare and includes all required information about each security as outlined in the Firm’s Code of Ethics.

Brokerage accounts:

Owner’s Name	Brokerage Firm	Account Number

Partnerships:

Owner’s Name	Partnership

Securities Not Held in Any Account:

Owner’s Name	Security	Location

Signature and Date

EXHIBIT B

APPENDIX 11 - INITIAL/ANNUAL HOLDINGS REPORT

ADDENDUM

TYPES OF SECURITIES FOR INCLUSION
ON ANNUAL HOLDINGS DECLARATION

College Savings Programs

If the program does not invest in any type of security and is not held at a brokerage firm, it does not need to be reported.

Foundations

If the employee owns/created the foundation, it should be reported as an outside business activity, but not a security holding. Donations to foundations or charities do not need to be reported. An employee should not donate to a foundation or charity in exchange for receiving business from the foundation or charity.

Private Partnerships

Private partnerships and private funds (hedge funds, private equity, etc.) need to be reported.

Real Estate

Ownership in real property does not need to be reported. Investments in REITs or private placements/funds that invest in real estate do need to be reported.

Annuities/Insurance Programs

The product needs to be reported only if it invests in securities.

401Ks

The holdings do not need to be reported if the 401K only invests in unaffiliated third party open end mutual funds. If the 401K invests in any other type of security that is not considered “exempt”, then the holdings need to be reported.

IRAs

IRAs need to be reported if the account holds any type of reportable security.

EXHIBIT B

APPENDIX 12 - CODE ACKNOWLEDGEMENT FORM AND CERTIFICATE OF COMPLIANCE

MEASURED RISK PORTFOLIOS, INC.

CODE ACKNOWLEDGEMENT FORM AND
CERTIFICATE OF COMPLIANCE

NAME (PLEASE PRINT)

Measured Risk Portfolios, Inc.’s (“MRP” or the “Firm”) Code of Ethics (“Code”) dated ____________________, 20__ has been provided to me for my review.

1.	I have read and understand the Code and will comply with these policies and procedures during the course of my association with the Firm.

2.	I agree to promptly report to MRP’s CCO any violation, or possible violation of this Code, which I become aware.

3.	I understand that a violation of this Code and/or a violation of federal and/or state securities laws will be grounds for disciplinary action as decided by the CCO, which could include but not be limited to dismissal of employment.

4.	I certify I will pre-clear all required personal securities transactions as required by the Code.

5.	I certify I will report all required securities transactions, holdings, gifts, new outside brokerage accounts, political contributions and outside business activities as required by the Code.

6.	I certify that I have executed the Firm’s Insider Trading Acknowledgement Form and agree to comply with the Firm’s Insider Trading Policies and Procedures.

SIGNATURE

DATE